Exhibit 32.1

                 Statement Furnished Pursuant to
          Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned are the Chief Executive Officer and Chief Financial Officer of DataLogic International, Inc. (the "Company"). This Certificate is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2005 (the "10-KSB Report").

..   The undersigned certifies that the 10-KSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

..   that the information contained in the 10-KSB Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.


Date: April 17, 2006                     /s/ KEITH MOORE
                                         --------------------------------
                                         Keith Moore
                                         Chief Executive Officer


Date: April 17, 2006                     /s/ KHANH D. NGUYEN
                                         ------------------------------
                                         Khanh D. Nguyen
                                         Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to DataLogic International, Inc. and will be retained by DataLogic International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
End of Filing